Exhibit 17(b)

ARES CAPITAL CORPORATION 245 PARK AVENUE 44TH FLOOR NEW YORK, NY 10167

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until

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AUTHORIZE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E14062-Z68713	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ARES CAPITAL CORPORATION

The Board of Directors recommends a vote “FOR” Proposal 1, a vote “FOR” Proposal 2 and a vote “FOR” Proposal 3.		For	Against	Abstain

1.                To approve the issuance of the shares of Ares Capital common stock to be issued pursuant to the Agreement and Plan of Merger, as such agreement may be amended from time to time, dated as of May 23, 2016 (the “merger agreement”), by and among Ares Capital, American Capital, Ltd., Orion Acquisition Sub, Inc., Ivy Hill Asset Management, L.P. (“IHAM”), Ivy Hill Asset Management GP, LLC, in its capacity as general partner of IHAM, American Capital Asset Management, LLC, and solely for the limited purposes set forth therein, Ares Capital Management LLC, Ares Capital’s investment adviser, at a price below its then current net asset value per share, if applicable.

		☐	☐	☐

2. To approve the issuance of the shares of Ares Capital common stock to be issued pursuant to the merger agreement in accordance with NASDAQ listing rule requirements.		☐	☐	☐

3.                To approve the adjournment of the Ares Capital special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Ares Capital special meeting to approve Proposal 1 or Proposal 2.

		☐	☐	☐

For address changes, please check this box and write them on the back where indicated. ☐

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as an attorney, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting and Proxy Statement is available at https://materials.proxyvote.com/04010L

E14063-Z68713

PROXY — ARES CAPITAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARES CAPITAL CORPORATION FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2016

The undersigned hereby appoints R. Kipp deVeer, Mitchell Goldstein, Michael L. Smith, Joshua M. Bloomstein and Michael D. Weiner, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend a Special Meeting of Stockholders of Ares Capital Corporation (“Ares Capital”) to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on December 15, 2016 at 3:00 p.m., New York Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from Ares Capital prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting, and any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) Your vote is important. Please vote immediately.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE